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                                                        Exhibit 23.3


                        Consent of Indpendent Auditors


We consent to the use of our report dated May 8, 1996 with respect to the financial statements and schedule of Corvel Corporation included in the Registration Statement (Form S-8) and related Prospectus of Michael Foods, Inc. for the registration of 1,000,000 shares of its common stock.


                                                /s/ Ernst & Young LLP

Orange County, California
March 21, 1997